Exhibit 5.1
[Letterhead of Steelcase Inc.]

July 12, 2024

Steelcase Inc.
901 44th Street SE
Grand Rapids, Michigan 49508

Ladies and Gentlemen:

I am the Vice President, Deputy General Counsel & Assistant Secretary of Steelcase Inc., a Michigan corporation (the “Company”), and have acted as counsel to the Company in connection with the registration statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the registration of 1,800,000 shares (the “Shares”) of the Company’s Class A Common Stock (the “Common Stock”) issuable pursuant to the Steelcase Inc. Incentive Compensation Plan, as amended and restated as of July 10, 2024 (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S‑K under the Securities Act.

In rendering the opinion stated herein, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Second Restated Articles of Incorporation of the Company, as amended and in effect on the date hereof; (iii) the Amended By-laws of the Company, as amended and in effect on the date hereof; (iv) the Plan; (v) a specimen certificate representing the Common Stock; (vi) certain resolutions of the Board of Directors of the Company relating to the Plan and related matters and (vii) the final report of the inspector of election for the 2024 Annual Meeting of Shareholders of the Company, reflecting approval of the Plan by the Company’s shareholders at such meeting. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinion stated below.

In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photocopied copies and the authenticity of the originals of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite

Steelcase Inc.
July 12, 2024

action, corporate or other, and execution and delivery by such parties, other than the Company, of such documents and that such documents constitute or will constitute valid and binding obligations of the parties thereto. As to any facts relevant to the opinion stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and representatives of the Company and others and of public officials.

The opinion set forth below is limited to the laws of the State of Michigan. I do not express any opinion with respect to the law of any jurisdiction other than the State of Michigan or as to the effect of any such non-opined on laws on the opinion stated herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, I am of the opinion that, when (i) the Registration Statement becomes effective under the Securities Act; (ii) certificates representing the Shares to be issued under the Plan in the form of the specimen certificate examined by me have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock, and such Shares have been registered by such transfer agent and registrar; and (iii) such certificates have been delivered and paid for in accordance with the terms and conditions of the Plan, the issuance and sale of such Shares will have been duly authorized, and such Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. The opinion stated herein is expressed as of the date hereof, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Liesl A. Maloney

Liesl A. Maloney
Vice President, Deputy General Counsel
& Assistant Secretary